                                                                     EXHIBIT 5.1
GRAYDON
HEAD &
RITCHEY
LLP
ATTORNEYS AT LAW

RICHARD G. SCHMALZL, ESQ.
DIRECT DIAL:  (513) 629-2828
E-MAIL:  RSCHMALZL@GRAYDON.COM

                                                 February 7, 2002

Regent Communications, Inc.
100 E. RiverCenter Boulevard
9th Floor
Covington, Kentucky 41011

       RE: ISSUANCE OF 135,195 SHARES OF COMMON STOCK OF REGENT COMMUNICATIONS, INC. PURSUANT TO REGISTRATION STATEMENT ON FORM S-8 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Gentlemen:

         We have acted as counsel to Regent Communications, Inc. (the "Company"), a Delaware corporation, in connection with the registration of 135,195 shares of its Common Stock to be issued under the Regent Communications, Inc. Faircom Conversion Stock Option Plan (the "Plan").

         As counsel for the Company, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Company's Certificate of Incorporation, Bylaws and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

         On the basis of the foregoing, we are of the opinion that the 135,195 shares of Common Stock being offered under the Plan by the Company are currently validly authorized and, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         In accordance with Item 8(a) of Form S-8, we express no opinion as to the legality of the 42,297 shares of Common Stock registered for resale on the Registration Statement which were previously issued under the Plan.

         We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto.

                                              Very truly yours,

                                              GRAYDON HEAD & RITCHEY LLP


                                              By:  /s/ RICHARD G. SCHMALZL
                                                   --------------------------
                                                   Richard G. Schmalzl, Partner